UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 24, 2020

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

Texas	001-16317	95-4079863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.04 per share	MCF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On June 24, 2020, Contango Oil & Gas Company (the “Company”) entered into an Open Market Sale Agreement (the “Sale Agreement”) among the Company and Jefferies LLC (the “Sales Agent”). Pursuant to the terms of the Sale Agreement, the Company may sell from time to time through the Sales Agent, shares of the Company’s common stock, par value $0.04 per share (“Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Shares”). The Company intends to use the net proceeds from the offering, after deducting the Sales Agent’s commission and the Company’s offering expenses, to repay borrowings under its Credit Agreement, dated as of September 17, 2019, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto, as amended, and for general corporate purposes, including, but not limited to, acquisitions and exploratory drilling. The Shares to be sold, if any, will be issued pursuant to the Company’s shelf registration statement on Form S-3 that is currently on file (Registration No. 333-238209).

Sales of the Shares, if any, pursuant to the Sale Agreement and under the prospectus supplement and accompanying prospectus may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended. Each time the Company wishes to issue and sell Shares under the Sale Agreement, it will notify the Sales Agent of the number of Shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of Shares to be sold in any one day and any minimum price below which sales may not be made. Once the Company has so instructed the Sales Agent, unless the Sales Agent declines to accept the terms of such notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading practice and sales practices to sell such Shares up to the amount specified on such terms. The obligations of the Sales Agent under the Sale Agreement to sell Shares are subject to a number of conditions that the Company must meet. The Company will pay the Sales Agent a commission of up to 3.0% of the gross proceeds of any Shares sold through the Sales Agent under the Sale Agreement, and also has provided the Sales Agent with customary indemnification rights.

The offering of Common Stock pursuant to the Sale Agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject to the Sale Agreement and (ii) the termination of the Sale Agreement by either the Sales Agent or us. The Company and the Sales Agent each may terminate the Sale Agreement at any time upon ten trading days’ prior notice.

The summary of the Sale Agreement in this report does not purport to be complete and is qualified by reference to the full text of the Sale Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

List of Exhibits

Exhibit No.	Description

1.1	Open Market Sale Agreement, dated June 24, 2020, among Contango Oil & Gas Company and Jefferies LLC.

5.1	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the Shares.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: June 24, 2020

CONTANGO OIL & GAS COMPANY

/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and
Chief Financial and Accounting Officer